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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 2004, in the Registration Statement (Amendment No. 2 to Form S-3 No. 333-119131) and related Prospectus of Rush Enterprises, Inc. for the registration of 11,500,000 shares of its common stock.

                      /s/ Ernst & Young LLP

San Antonio, Texas
November 5, 2004

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  Exhibit 23.1